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                                                                    Exhibit 99.1


             INSTRUCTIONS FOR USE OF MEMC ELECTRONIC MATERIALS, INC.

                               RIGHTS CERTIFICATES

                CONSULT MORROW & CO., INC. OR YOUR BANK OR BROKER
                               AS TO ANY QUESTIONS

                  The following instructions relate to a rights offering (the "Rights Offering") by MEMC Electronic Materials, Inc., a Delaware corporation (the "Company"), to the holders (other than VEBA Corporation or its permitted transferees) of its common stock, par value $0.01 per share (the "Common Stock"), as described in the Company's prospectus dated December __, 1998 (the "Prospectus"). Holders of record of shares of the Common Stock at the close of business on December __, 1998 (the "Record Date") are receiving ____ transferable subscription rights (collectively, the "Rights") for each share of the Common Stock held by them on the Record Date. An aggregate of approximately _____ Rights exercisable to purchase an aggregate of approximately ______ shares of the Common Stock are being distributed in connection with the Rights Offering. Each whole Right is exercisable, upon payment of $____ in cash (the "Subscription Price"), to purchase one share of the Common Stock (the "Basic Subscription Privilege"). In addition, subject to the proration described below, each Rights holder who fully exercises the Basic Subscription Privilege also has the right to subscribe at the Subscription Price for additional shares of Common Stock (the "Over-Subscription Privilege"). The shares of Common Stock will be available for purchase pursuant to the Over-Subscription Privilege only to the extent that all the shares are not subscribed for through the exercise of the
Basic Subscription Privilege by the Expiration Date, as defined below.   If the
shares of Common Stock so available (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Over-Subscription Privilege, the available shares will be allocated pro rata among Rights holders exercising their Over-Subscription Privileges in proportion to the number of shares each such Rights holder has purchased pursuant to his or her respective Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Rights holder being allocated a greater number of Excess Shares than such Rights holder subscribed for pursuant to the exercise of such Rights holder's Over-Subscription Privileges, then such Rights holder will be allocated only such number of Excess Shares as such Rights holder subscribed for, and the remaining Excess Shares will be allocated among all other Rights holders exercising Over-Subscription Privileges. VEBA Corporation has agreed, subject to certain conditions, to purchase at the Subscription Price all shares of Common Stock not purchased by Rights holders in the Rights Offering. See discussion set forth under "The Rights Offering" in the Prospectus.

                  No fractional Rights or cash in lieu thereof will be issued or paid. The number of Rights distributed by the Company has been rounded up to the nearest whole number in order to avoid issuing fractional Rights. Record Date Nominee Holders (as defined on page ___ of the Prospectus) of Common Stock that hold shares for the account(s) of more than one beneficial owner may exercise the number of Rights to which all such beneficial owners in the aggregate


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would otherwise have been entitled if they had been direct record holders of
Common Stock on the Record Date, provided such Record Date Nominee Holder makes a proper showing to the Subscription Agent, as determined in the Subscription Agent's sole and absolute discretion.

                  The Rights will expire at 5:00 p.m., New York City time, on ____________, 199_, unless extended as described in the Prospectus (the "Expiration Date"). The Rights will trade on the New York Stock Exchange under the symbol "WFRRT".

                  The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise, assignment, transfer or sale of your Rights by completing the appropriate form or forms on your Rights Certificate and returning it to the Subscription Agent in the envelope provided.

                  YOUR RIGHTS CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR RIGHTS CERTIFICATE MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT, EXCEPT UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS.

1. SUBSCRIPTION PRIVILEGE.

                  To exercise Rights, complete Form 1 and deliver your properly completed and executed Rights Certificate, together with payments in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent.

                  Payment of the Subscription Price must be made in U.S. dollars for the full number of shares of Common Stock being subscribed for by (a) certified or personal check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order payable to: Harris Trust and Savings Bank, as Subscription Agent, or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at The Chase Manhattan Bank, New York, NY, ABA No. 021 000 021, Account: 617-999988: (marked "MEMC Electronic Materials, Inc. Subscription"). The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (iii) the receipt of collected funds in the Subscription Agent's account designated above.

                  If paying by uncertified personal check, please note that the funds paid thereby may take five business days or more to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.



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                  Alternatively, you may cause a written guarantee substantially in the form enclosed herewith (the "Notice of Guaranteed Delivery") from a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date, together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Rights Certificate, the number of Rights being exercised pursuant to the Basic Subscription Privilege and the number of shares of Common Stock, if any, being subscribed for pursuant to the Over-Subscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed Rights Certificate within one New York Stock Exchange trading day following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Rights Certificate must be received by the Subscription Agent within one New
York Stock Exchange trading day of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from Harris Trust and Savings Bank, at the address, or by calling the telephone number, indicated below.

                  Banks, brokers, trusts, depositaries or other nominee holders of the Rights who exercise the Rights and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company on a Nominee Holder Certification Form, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised, and the number of shares that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more shares of the Common Stock are subscribed for pursuant to the Over-Subscription Privilege than are available for sale, such shares will be allocated, as described above, among persons exercising the Over-Subscription Privilege in proportion to such persons' exercise of Rights pursuant to the Basic Subscription Privilege.

                  The address and telecopier numbers of the Subscription Agent are as follows:

                                           Facsimile Transmission
          By Mail:                      (Eligible Institutions only):            By Hand or Overnight Courier:
Harris Trust and Savings Bank                                                      Harris Trust and Savings
 c/o Harris Trust Company of                  (212) 701-7636                                Bank
          New York                                                                c/o Harris Trust Company of
    Post Office Box 1010                   To confirm receipt of                           New York
  New York, New York 10268-                   facsimile only:                         Wall Street Plaza
            1010                                                                 88 Pine Street, 19th Floor
                                              (212) 701-7624                      New York, New York 10005



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                  The address and telephone numbers of the Information Agent, for inquiries, information or requests for additional documentation are as follows:

                               Morrow & Co., Inc.
                           445 Park Avenue, 5th Floor
                               New York, NY 10022
                                 (212) 754-8000
                            Toll Free (800) 566-9061

                            Banks and Brokerage Firms
                           Please call (800) 662-5200

                  If you exercise less than all of the Rights evidenced by your Rights Certificate by so indicating on Form 1 of your Rights Certificate, you may either (a) use Form 2 to transfer your remaining unexercised Rights to a designated transferee or to assign them to a bank or broker to sell for you, (b) use Form 3 to direct the Subscription Agent to attempt to sell the unexercised Rights, (c) attach separate instructions to the Subscription Agent directing an alternate disposition of your unexercised Rights (which instructions must be guaranteed by an Eligible Institution) or (d) the Subscription Agent will issue you a new Rights Certificate evidencing the unexercised Rights (see Paragraph 3 of these Instructions For Use of MEMC Electronic Materials, Inc. Rights Certificate). However, if you choose to have a new Rights Certificate sent to you, you may not receive any such new Rights Certificate in sufficient time to permit you to exercise, assign, transfer or sell the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment transmitted or delivered by you, and to the extent that the Subscription Price payment transmitted or delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Rights Certificate(s) transmitted or delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Over-Subscription Privilege to purchase, to the extent available, that number of whole shares of the Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to the limit on the number of shares a Rights holder may purchase pursuant to the Over-Subscription Privilege.

2. DELIVERY OF COMMON STOCK.

                  The following deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary on Form 4.

                  (a) Basic Subscription Privilege. As soon as practicable after the valid exercise of the Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.



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                  (b) Over-Subscription Privilege. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who validly exercises the Over-Subscription Privilege the number of shares of Common Stock allocated to such Rights holder pursuant to the Over-Subscription Privilege. See "The Rights Offering--Subscription Privileges--Over-Subscription Privilege" in the Prospectus.

                  (c) Cash Payments. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who exercises the Over-Subscription Privilege any excess funds, without interest or deduction, received in payment of the Exercise Price for each share of the Common Stock that is subscribed for by, but not allocated to, such Rights holder pursuant to the Over-Subscription Privilege.

3. TO SELL OR TRANSFER RIGHTS.

                  (a) Sale of All Rights through a Bank or Broker. To have a bank or broker sell all the unexercised Rights evidenced by a Rights Certificate for you, so indicate on Form 2 and deliver your properly completed and executed Rights Certificate to your bank or broker. Your Rights Certificate should be delivered to your bank or broker in ample time for it to be processed by the Subscription Agent. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Rights Certificate as the absolute owner of all of the Rights evidenced by such Rights Certificate for all purposes, and neither the Subscription Agent nor the Company shall be affected by any notice to the contrary.

                  (b) Sale of Less than All Unexercised Rights through a Bank or Broker. Because your bank or broker cannot issue Rights Certificates, if you wish to sell less than all of the unexercised Rights evidenced by a Rights Certificate, so indicate on Form 2, and either you or your bank or broker must separately instruct the Subscription Agent as to the action to be taken with respect to the unexercised Rights not sold. Such instructions should be accompanied by a stock power authorizing such transfer and should be guaranteed by an Eligible Institution. Alternatively, you or your bank or broker must first have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in Paragraph 4 of these instructions. Each Rights Certificate evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in Paragraph 3(a).

                  (c) Transfer of All or Less than All Unexercised Rights to One Designated Transferee. To transfer all of your unexercised Rights to a designated transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the Rights Certificate and have your signature guaranteed by an Eligible Institution. A Rights Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Rights Certificate issued. If you wish to transfer less than all of your unexercised Rights to one designated transferee, execute the Rights Certificate and separately instruct the Subscription Agent as to the action to be taken with respect to the unexercised Rights not transferred. Such instructions should be accompanied by stock power(s) authorizing such transfer(s) and should be guaranteed by an Eligible Institution. If no such instructions are received, the Subscription Agent will issue you a new Rights Certificate evidencing the unexercised Rights. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Rights Certificate as the absolute owner of all of the Rights evidenced by such Rights Certificate for all purposes, and neither the Subscription Agent nor the Company shall be affected by any notice to the contrary.




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                  (d) Transfer of All or Less than All Unexercised Rights to
More than One Designated Transferee. Because only the Subscription Agent can issue Rights Certificates, if you wish to transfer all or less than all of the unexercised Rights evidenced by your Rights Certificate to more than one designated transferee, so indicate one such transfer on Form 2 and separately instruct the Subscription Agent as to the action to be taken with respect to the remaining unexercised Rights. Such instructions should be accompanied by stock power(s) authorizing such transfer(s) and should be guaranteed by an Eligible Institution. Alternatively, you can divide your Rights Certificate into Rights Certificates of appropriate smaller denominations by following the instructions in Paragraph 4 below. Each Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in Paragraph 3(c).

                  (e) Sale of All Unexercised Rights Through the Subscription Agent. To sell all unexercised Rights evidenced by a Rights Certificate through the Subscription Agent, so indicate on Form 3 and deliver your properly completed and executed Rights Certificate to the Subscription Agent. The Subscription Agent's obligation to execute sell orders is subject to its ability to find buyers for the Rights. No assurance can be given that a market will develop for the Rights or that the Subscription Agent will be able to sell any Rights.

                  (f) Sale of Less than All Unexercised Rights Through the Subscription Agent. If you wish to sell less than all of the unexercised Rights evidenced by a Rights Certificate, so indicate on Form 3 and separately instruct the Subscription Agent as to the action to be taken with respect to the unexercised Rights not sold. Such instructions should be accompanied by stock power(s) authorizing such transfer(s) and should be guaranteed by an Eligible Institution. Alternatively, you may have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in Paragraph 4 below. The Rights Certificate evidencing the number of unexercised Rights you intend to transfer can then be transferred by following the instructions in Paragraph 3(e). If the Subscription Agent sells any of your Rights, such Rights will be deemed to have been sold at the weighted average sale price of all Rights sold by the Subscription Agent, less your pro rata portion of any applicable brokerage commissions, taxes and other expenses. Promptly following the Expiration Date, the Subscription Agent will send the holder a check for the net proceeds from the sale of any Rights sold. The Subscription Agent's obligation to execute sell orders is subject to its ability to find buyers for the Rights. No assurance can be given that a market will develop for the Rights or that the Subscription Agent will be able to sell any Rights.

4. TO HAVE A RIGHTS CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS.

                  Send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided), signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may assign your unexercised Rights to a bank or broker to effect such actions on your behalf. YOUR SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION IF ANY OF THE NEW RIGHTS CERTIFICATES ARE TO BE ISSUED IN A NAME OTHER THAN THAT IN WHICH THE OLD RIGHTS


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CERTIFICATE WAS ISSUED. Rights Certificates may not be divided into fractional
Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Rights Certificate(s) in time to enable the Rights holder to complete a sale, exercise or transfer by the Expiration Date. Neither the Company nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

                  Record Date Nominee Holders of Common Stock that hold shares for the account(s) of more than one beneficial owner may exercise the number of Rights to which all such beneficial owners in the aggregate would otherwise have been entitled if they had been direct record holders of Common Stock on the Record Date, provided such Record Date Nominee Holder makes a proper showing to the Subscription Agent, as determined in the Subscription Agent's sole and absolute discretion.

5. EXECUTION.

                  (a) Execution by Registered Holder(s). The signature on the reverse of the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the Rights Certificate without any alteration or change whatsoever. If the Rights Certificate is registered in the names of two or more joint owners, all of such owners must sign. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

                  (b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

                  (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to have a bank or broker or the Subscription Agent sell less than all of your unexercised Rights, as specified in Paragraphs 3(b) and/or 3(f), or to transfer all or less than all of your Rights to any designated transferee(s) other than a bank or broker, as specified in Paragraphs 3(c) or 3(d) above, or if you specify special payment or delivery instructions pursuant to Form 4.

6. METHOD OF DELIVERY.

                  The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Subscription Price prior to 5:00 p.m., New York City time, on the Expiration Date.



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7. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY
TRUST COMPANY.

                  In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Over-Subscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege. The Over-Subscription Privilege in respect of DTC Exercised Rights may not be exercised through DTC. The holder of a DTC Exercised Right may exercise the Over-Subscription Privilege in respect of such DTC Exercised Right by properly executing and delivering to the Subscription Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, a DTC Participant Over-Subscription Exercise Form and a Nominee Holder Certification Form, available from the Subscription Agent, together with payment of the appropriate Subscription Price for the number of shares of Common Stock for which the Over-Subscription Privilege is to be exercised.

                  If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Over-Subscription Privilege, a DTC Participant Over-Subscription Exercise Form and a Nominee Holder Certification Form must also be received by the Subscription Agent in respect of such exercise of the Over-Subscription Privilege on or prior to the Expiration Date.

8. SUBSTITUTE FORM W-9.

                  Each Rights holder who elects to exercise, sell or transfer the Rights through the Subscription Agent and those foreign stockholders who allow the Subscription Agent to sell such foreign holder's Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") or with evidence of such Rights holder's exemption from backup withholding on Substitute Form W-9, which is included with these Instructions. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number indicated above. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to (i) dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights), or (ii) funds to be remitted to Rights holders in respect of Rights sold by the Subscription Agent (for those holders electing to have the Subscription Agent sell their Rights for them).







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